                                                                   EXHIBIT 10.20


                             MANUFACTURE AND SUPPLY
                                    AGREEMENT

BETWEEN           ROBERTS LABORATORIES INC.
                  MERIDIAN CENTER II, 4 INDUSTRIAL WAY WEST
                  EATONTOWN, NEW JERSEY, 07724

AND               KING PHARMACEUTICALS, INC.
                  501 FIFTH STREET
                  BRISTOL, TN 37620






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                        MANUFACTURE AND SUPPLY AGREEMENT
                       KPI AND ROBERTS LABORATORIES, INC.

  TABLE OF CONTENTS

  1.0  - GENERAL DEFINITIONS......................................................................................2
  2.0  - SCOPE OF WORK............................................................................................3
  3.0  - DEVELOPMENTAL WORK AND STABILITY TESTING.................................................................4
  4.0  - FINANCIAL PROVISIONS.....................................................................................4
  5.0  - TERM AND TERMINATION.....................................................................................5
  6.0  - REQUIRED DOCUMENTS.......................................................................................7
  7.0  - MANUFACTURE AND SUPPLY ARRANGEMENTS......................................................................8
  8.0  - TITLE AND RISK OF LOSS..................................................................................10
  9.0  - ANALYTICAL CERTIFICATION AND REGULATORY COMPLIANCE......................................................10
  10.0 - REJECTED SHIPMENTS......................................................................................10
  11.0 - PRODUCT COMPLAINTS/ADVERSE REACTION REPORTS.............................................................12
  12.0 - PRODUCT RECALLS.........................................................................................13
  13.0 - COMPLIANCE WITH LAWS....................................................................................14
  14.0 - KPI WARRANTY............................................................................................14
  15.0 - lNDEMNIFICATION.........................................................................................15
  16.0 - ROBERTS' WARRANTIES.....................................................................................16
  17.0 - DEFAULT.................................................................................................16
  18.0 - DISPOSITION OF PROPERTY UPON TERMINATION................................................................17
  19.0 - INDEPENDENT CONTRACTOR..................................................................................17
  20.0 - FORCE MAJEURE...........................................................................................18
  21.0 - CONFIDENTIALITY.........................................................................................18
  22.0 - GENERAL PROVISIONS......................................................................................20



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                        MANUFACTURE AND SUPPLY AGREEMENT

         THIS AGREEMENT, is made this 5th day of October, 1995 (the "Effective Date") by and between ROBERTS LABORATORIES INC., a New Jersey corporation with offices at Meridian Center II, 4 Industrial Way West, Eatontown, New Jersey, 07724 ("ROBERTS") and KING PHARMACEUTICALS, INC., a Tennessee corporation with offices at 501 Fifth Street, Bristol, Tennessee 37620 ("KPI"); individually KPI or ROBERTS may be referred to as a "Party" and collectively as the "Parties."

                                  WITNESSETH:

         WHEREAS, ROBERTS desires KPI to undertake the manufacture of Nucofed(R) in syrup and capsule presentations and Tigan(R) in capsule, suppository, ampoule, vial, and syringe presentations and to purchase same from KPI and KPI desires to manufacture and sell same to ROBERTS;

         NOW, THEREFORE, in consideration of the covenants and conditions set forth herein, the Parties agree as follows:

                            1.0 - GENERAL DEFINITIONS

1.1 "AGREEMENT" shall mean this document and all attachments, exhibits, schedules, and addenda.

1.2 "PRODUCT" OR "PRODUCTS" shall mean those products in the strengths and presentations listed in Exhibit A, attached hereto and incorporated herein by reference.




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1.3 "ACT" means the United States Food, Drug, and Cosmetic Act, as amended.

1.4 "FDA" shall mean the U. S. Food and Drug Administration.

1.5 "SPECIFICATIONS" shall mean the confidential specifications for the manufacture of Products set forth in Schedule B, attached hereto and incorporated herein by reference, and which may be modified in writing by mutual agreement of the Parties from time to time and with any necessary FDA approval as appropriate.

1.6 "TRANSFER PRICE" shall mean the price charged to ROBERTS by KPI for the Products, said price being described in Schedule C attached hereto and made a part hereof, subject; however, to price adjustments as provided for in this Agreement and in Schedule C itself.

1.7 "PRODUCTION YEAR" shall mean each period of one calendar year from January 1st through December 31st during the term of this Agreement, provided that the initial "Production Year" for this Agreement shall commence on the Effective Date of this Agreement and shall terminate on December 31, 1995.

                               2.0 - SCOPE OF WORK

  Subject to the terms and conditions of this Agreement, ROBERTS agrees to purchase all of its requirements for the Products from KPI and KPI agrees to manufacture and supply to ROBERTS' Product, conforming to the Specifications, in the quantities ordered by ROBERTS, subject to the provisions of Section 7 of this Agreement and all other provisions and conditions of this Agreement. KPI shall be responsible for conducting a stability program concerning the Products, said program to be carried out in the manner outlined in Exhibit D, attached hereto and made a part hereof, and at the cost set forth in Section 3.0 herein.



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



                 3.0 - DEVELOPMENTAL WORK AND STABILITY TESTING

         This Agreement contemplates no development work. Any arrangement for development work will be negotiated by the Parties and memorialized in a separate agreement. KPI shall make use of its facilities in conducting the stability program set out in Exhibit D. ROBERTS shall pay KPI for such stability work at KPI's then prevailing rates, as such rates are from time to time established by KPI, but which shall not be less than $60.00 per hour (or any part thereof) per laboratory technician or support person.

                           4.0 - FINANCIAL PROVISIONS

4.1 TRANSFER PRICE. Subject to the provisions of Subsection 4.2, KPI shall manufacture and sell Product to ROBERTS at the scheduled Transfer Price, further subject to any price adjustments described in Subsection 4.3. Said Transfer Price is conditioned upon, and assumes delivery, F.O.B. KING Pharmaceuticals, Inc., Bristol, Tennessee.

4.2 PAYMENT. The balance of any invoice shall be due KPI within thirty (30) days of the date of the invoice, said invoice to be issued by KPI upon shipment of the Product to ROBERTS. Late payment of undisputed invoiced amounts will incur interest charges at the rate of one and one-half percent (1.5%) per month beginning on the first day of the month in which the original payment was due for the period from the due date until the date payment is made.

4.3 INCREASES TO TRANSFER PRICES. The term Transfer Price shall be subject to increase according to the following mechanisms at KPI's sole discretion:

         4.3.1 RAW MATERIAL/REGULATORY COST INCREASES. KPI shall have the unconditional right to increase the Transfer Prices for Products up to five percent (5%) per Production Year without documentation of cost increases to ROBERTS. If KPI's documented year-over-year raw



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materials' costs increase more than five percent (5%), then KPI shall also have the additional right to increase the Transfer Price by a corresponding amount provided; however, KPI shall provide written proof of same to ROBERTS. If new or additional U.S. Governmental regulations or state regulations increase KPI's regulatory costs, then the Parties agree to negotiate in good faith additional price increases.

         4.3.2 COST OF LIVING INCREASES. In addition to the adjustments to the Transfer Prices outlined in Subsection 4.3.1, KPI shall have the unconditional right to increase the Transfer Prices for Products by percentages equal to increases in the Cost of Living as evidenced by the Consumer Price Index as published quarterly by the United States Government.

                           5.0 - TERM AND TERMINATION

5.1 TERM. This Agreement shall commence on the Effective Date (but shall also apply to ROBERTS' purchase order #2666 dated October 5, 1995) and shall continue until 11:59 p.m. on December 31, 2000 or unless sooner terminated or extended as hereinafter provided. Notwithstanding the foregoing, this Agreement shall be automatically renewed for additional two (2) year periods unless either party shall notify the other of its intention not to renew the Agreement at least two (2) years prior to the expiration of the initial term of this Agreement or of any renewal or renewals thereof.

5.2 TERMINATION. Prior to the expiration of the initial or any renewal term, this Agreement may be terminated as below provided upon the occurrence of any of the following events:

         5.2.1 MATERIAL BREACH. Such termination shall be effective sixty (60) days written notice is delivered by either Party to the other Party in the event that the other Party



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breaches any material provision of this Agreement, and such other Party fails to remedy such material breach prior to expiration of the sixty (60) day notice period.

         5.2.2 INSOLVENCY. Such termination shall be immediately effective upon written notice delivered by either Party to the other upon the insolvency, bankruptcy or any other reorganization of the other Party under the Bankruptcy Code.

         5.2.3 REPEATEDLY LATE PAYMENTS. Such termination shall be effective sixty (60) days after written notice of a history or continuing series of late uncontested payments or failure to pay interest due on late payments. In this context, any three instances of late payments, late interest payments, or any combination of the two in any Production Year shall be considered a "history or continuing series."

         5.2.4 FAILURE TO PROVIDE PROJECTIONS. Such termination at KPI's option shall be immediately effective upon two or more failures of ROBERTS during any Production Year or renewal term hereof to supply projections or forecasts within the established time.

         5.2.5 FDA ACTION. Such termination shall be immediately effective in the event of action by the FDA or any federal, state or local regulatory agency, board, or group removing or recalling Product or materially interrupting with the continuous manufacturing, packaging, or shipping of the Product, through no fault of KPI.

         5.2.6 NO PURCHASES. As to any of the Products listed in Schedule A, if ROBERTS should fail to order a minimum of one (1) batch per Production Year with the exception of the first Production Year, then the Agreement shall become void only as to those Products not ordered.




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



         5.2.7 MUTUAL CONSENT. Such termination shall be immediately effective upon the written consent of the Parties; or

         5.2.8 OTHERWISE PROVIDED. As may be otherwise provided or permitted under this Agreement.

5.3 SURVIVAL PROVISIONS. Termination under Subsection 5.2 shall not relieve either Party of any obligations or liabilities incurred by such Party prior to or in connection with termination. The provisions of Sections 11.0, 12.0, 13.0, 15.0, 16.0 and 21.0 shall survive the termination or cancellation of this Agreement for any reason.

                            6.0 - REQUIRED DOCUMENTS

6.1 REGULATORY FILINGS. It will be the primary obligation of ROBERTS to prepare and file any and all documents required by regulatory agencies to allow KPI to lawfully produce the Product and ROBERTS to lawfully use or sell the Product; however King agrees to cooperate in such preparation and filing and to supply whatever information and documentation may be necessary or advisable in connection with any such regulatory filings. Any requests by ROBERTS for or that results in duplication or copies of work previously submitted to ROBERTS by KPI will be charged to ROBERTS at the then prevailing rate for stability work. Notwithstanding the foregoing, regulatory approval and administration of the Product shall be the sole responsibility of ROBERTS.

6.2 PRODUCTION AND CONTROL DOCUMENTS. ROBERTS will provide KPI with copies of all information necessary to manufacture, package and ship the Product including, but not limited to, all information described in the Schedules, analytical methods, other control procedures and




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relevant material safety data sheets to the extent that any such information is not in KPI's possession.

6.3 APPLICABILITY OF THE CONFIDENTIALITY PROVISIONS. Any exchange of information by the parties required by Subsections 6.1 and 6.2 above shall be governed by and subject to the provisions of Section 21.0 of this Agreement.

                    7.0 - MANUFACTURE AND SUPPLY ARRANGEMENTS

7.1 FORECASTS AND REQUIREMENT ESTIMATES. Within thirty (30) days of the Effective Date of this Agreement, ROBERTS shall furnish KPI with an estimate of its annual requirements of the Products from KPI, calculated on a month to month basis. This annual forecast shall be updated only once per quarter year by ROBERTS and shall be updated on or before sixty (60) calendar days prior to the start of each subsequent calendar quarter. Each current or first quarter of the rolling annual forecast shall constitute a binding purchase order by ROBERTS; provided however, that KPI shall have the opportunity to comment upon all forecasts and quarterly updates and, within ten (10) business days after receipt of such Product forecast, shall advise ROBERTS whether a forecast unreasonably exceeds KPI's anticipated capacity or other concerns KPI may have about the forecast. For any given calendar quarter, KPI shall be obligated to provide no less that ninety percent (90%) and no more than one hundred ten percent (110%) of the Product forecast for the quarter immediately preceding the then current quarter. The obligations of the Parties otherwise are governed by the terms and conditions of this Agreement and none of the general terms and conditions of any ROBERTS purchase order form or any KPI



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acknowledgment shall be controlling. ROBERTS acknowledges the materiality of the forecasts to this Agreement and their importance to KPI's production planning.

7.2 DELIVERY OF PRODUCT. KPI shall deliver the Products to the carrier approved by ROBERTS FOB KPI's facility in Bristol, Tennessee.

7.3 ARTWORK AND COPY. ROBERTS shall be responsible for all artwork and copy relating to the final packaging and labeling of the Product. ROBERTS shall also be responsible for compliance with all federal, state and local laws and regulations concerning the content of packaging and labeling, and for obtaining any necessary regulatory approvals of printed materials, artwork and copy.

7.4 INSPECTIONS. Upon ten (10) calendar days' written notice, ROBERTS shall have the right to inspect, no more than once a calendar year, during normal business hours, all records and facilities associated with the manufacture, processing and packaging of Product, as well as with the receipt, storage and issuance of components and ingredients thereof.

7.5 REPORTS AND RECORDS. KPI agrees to maintain and to preserve throughout the term of this Agreement, and for a period of three (3) years following termination of this Agreement, or for such longer period as may be required by applicable law or regulation, all books, records and other documents relating to KPI's performance of manufacturing services pursuant to this Agreement. During such period(s), ROBERTS shall have the right, upon ten (10) days' written notice and within normal business hours, to examine and copy, any such records.





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                          8.0 - TITLE AND RISK OF LOSS

         Title to and risk of loss of and Products shall remain with ROBERTS. KPI shall not sell, pledge, hypothecate, dispose of, or otherwise transfer any interest in the Products except as otherwise provided in this Agreement. KPI shall provide safe and secure storage conditions for the Products while they are at KPI's location.

9.0 - ANALYTICAL CERTIFICATION AND REGULATORY COMPLIANCE

9.1 CERTIFICATE OF ANALYSIS. Before delivery to ROBERTS, each lot of Product shall be tested by KPI in accordance with the Specifications. The items tested, general specifications and test results shall be set forth in a Certificate of Analysis for each lot delivered. These certificates shall confirm that the Product lot test results met the acceptance criteria established for the Products.

9.2 REGULATORY COMPLIANCE. KPI shall advise ROBERTS immediately if an authorized agent of any governmental agency visits KPI's manufacturing facility and requires changes to be made in the method of manufacture or packaging of the Product. In such event, KPI shall not implement any such change without obtaining prior written approval from ROBERTS, which approval shall not be unreasonably withheld, always subject to any necessary regulatory approvals. Copies of documents left by authorized agents of governmental agencies (Form
FDA 483) that directly relate to the Product shall be furnished to ROBERTS in a timely manner.

                            10.0 - REJECTED SHIPMENTS

10.1 PRODUCT FAILS TO MEET SPECIFICATIONS. Within fifteen (15) days after its receipt of each shipment of Product and the related Certificate of Analysis, ROBERTS shall notify KPI in writing if ROBERTS chooses to reject the shipment, otherwise the shipment shall be deemed



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accepted by ROBERTS. Any notification of rejection shall state with specificity the basis for rejection, and shall state whether ROBERTS requests the rejected shipment to be replaced with a new shipment of Product. A replacement shipment of Product so requested by ROBERTS shall be made by KPI as soon as practicable using reasonable efforts (but no later than sixty (60) days after KPI receives such notification), or as soon thereafter as the necessary materials and components are made available to KPI for the manufacture of replacement Product. Such replacement Product shall be invoiced by KPI and paid for by ROBERTS at the same price as invoiced for the rejected shipment of Product.

10.2 NO OBLIGATION TO PAY. ROBERTS shall not be obligated to pay for any rejected shipment of Product which fails to meet Specifications for the Products, but ROBERTS shall be obligated to pay in full for any rejected shipment of Product which does meet said Specifications. In the event ROBERTS states in its Notice of Rejection that such rejection is based on the Product failing to meet the appropriate specifications, KPI shall have twenty (20) days within which to notify ROBERTS in writing of KPI's objection thereto, and the parties shall, within ten (10) days after KPI sends its objection to ROBERTS, submit the issue to an independent laboratory in accordance with Subsection 10.3 below.

10.3 CONFLICTING TEST RESULTS. In the event of a conflict between the test results of KPI and the test results of ROBERTS with respect to any shipment of Product by KPI, an effort will be made to reconcile the test results. If the parties fail to reconcile such results within (10) days after KPI sends it notice of objection pursuant to Section 10.2, an adequate sample of the rejected Product shall be submitted by KPI to an independent laboratory acceptable to both Parties for



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testing against the Specifications for the Products using the procedures described in those Specifications. The test results obtained by such laboratory shall be final and controlling, and the fees and expenses of the laboratory shall be borne entirely by the Party against whom such laboratory findings are made. If the laboratory's findings are in favor of KPI, ROBERTS shall immediately pay KPI the price invoiced for the rejected Product together with any interest or late payment charges that would have otherwise accrued.

10.4 RETURN OF REJECTED SHIPMENTS. KPI shall make arrangements with ROBERTS for the disposal of any shipment of Product rightfully and timely rejected by ROBERTS pursuant to this Section 10. The disposal costs for any rejected shipment of Product shall be paid by KPI unless the independent laboratory determination pursuant to Section 10.3 demonstrates that such rejected shipment of Product conforms to the appropriate Specifications, in which case any such disposal costs shall be for the account of ROBERTS.

         11.0 - PRODUCT COMPLAINTS/ADVERSE REACTION REPORTS

11.1 KPI TO NOTIFY ROBERTS. KPI shall notify ROBERTS in writing within two (2) working days of obtaining any information or knowledge concerning any visit or inspection of KPI by the FDA regarding Products or KPI's manufacturing processes related to the Products and any serious or unexpected side effect, injury, toxicity, or sensitivity reaction, any unexpected incidents, or any adverse drug experience reports and the severity thereof associated with Product whether or not determined to be related to use of Products. Such notice to ROBERTS shall be sent by fax, to the attention of the Director of Roberts' Regulatory Affairs department, or his designate, at the current fax number of (908) 389-1014. KPI shall also notify ROBERTS in



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writing in a timely manner of any other adverse experience whether or not considered related to Products.

11.2 PRODUCT COMPLAINTS. Product complaint reports received by ROBERTS will be summarized and sent to KPI by fax, to the Medical Affairs Department, to the attention of Dr. Henry Richards at the current fax number (423) 989-6137 with an original sent on the same day by U.S. Mail as provided in section 22.1. Product complaint reports which may meet FDA Field-alert Report criteria codified at 21 CFR 314.82 (B) (1) will be communicated to ROBERTS in a timely fashion. ROBERTS will investigate all Product complaints associated with distribution or handling and provide a written summary to KPI and a written response to the complainant, with a copy to KPI as provided in Section 22.1. KPI will investigate all Products complaints associated only with active or inactive ingredients, container/closure systems, or general product quality.

                             12.0 - PRODUCT RECALLS

         In the event a governmental entity issues a request, directive or order that the Product be recalled, or a court of competent jurisdiction orders such a recall, or ROBERTS voluntarily elects to recall the Product, the Parties shall take all appropriate recall actions. If such recall results from the breach of KPI's warranties under this Agreement, defective manufacture or packaging, or other breach or fault of KPI, KPI shall be responsible for the expenses of the recall. However, in the event the recall occurs for any other reason, including without limitation, misrepresentation, misbranding, or ROBERTS negligence or willful action, or other breach or fault of ROBERTS, ROBERTS shall be responsible for all expenses of recall. For the purposes



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of this Agreement, the "expenses of recall" shall mean the expenses associated with customer notification, product return, replacement or destruction, and any other charges incurred in order to comply with recall procedures.

                           13.0 COMPLIANCE WITH LAWS

13.1 PERMITS. KPI represents that it holds and, during this Agreement, will maintain all required licenses, permits and similar governmental authorizations (collectively, the "Permits") required for its performance under this Agreement.

13.2 ADDITIONAL AGREEMENTS. KPI agrees to, and shall comply with, the following:

         (a) Comply with all federal, state and local laws and regulations applicable to its performance under this Agreement, including, the delivery of Products to ROBERTS; and

         (b) Cooperate in the preparation of documents required by regulatory agencies to permit performance under this Agreement. Notwithstanding the foregoing, regulatory approval of any Products shall be the sole responsibility of ROBERTS provided; however, any work done by KPI, but not required by such regulatory agencies to be done by KPI, to assist ROBERTS in such matters (or to assist ROBERTS with the transfer of TIGAN(R) products to its ownership) shall be billed to ROBERTS by KPI at the rate then prevailing for stability work.

                                14.0 KPI WARRANTY

         KPI warrants that the Product will be manufactured in conformity with the Specifications for Products. KING MAKES NO OTHER WARRANTIES, EXPRESS OR IMPLIED, WITH RESPECT TO PRODUCTS. ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION, THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, ARE HEREBY DISCLAIMED.



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                             15.0 - INDEMNIFICATION

15.1 INDEMNIFICATION BY ROBERTS. ROBERTS shall indemnify, defend and hold KPI harmless from and against any and all liabilities, damages, losses, costs or expenses (including reasonable attorneys' fees), resulting from any third Party claims made or suits brought against KPI which arise out of the handling, storage, promotion, marketing, distribution, use or sale of the Products, including without limitation, any claims (express, implied or statutory), involving the efficacy, safety, or use to be made of the Products, or which otherwise arise out of the negligence or willful misconduct of ROBERTS or its material breach of this Agreement, except to the extent such liability, damage, loss, cost or expense (including reasonable attorneys' fees) results from the breach of KPI's warranties under Section 13.0 hereof or KPI's negligence or willful misconduct.

15.2 INDEMNIFICATION BY KPI. KPI shall indemnify, defend and hold ROBERTS harmless from and against any and all claims, liabilities, damages, losses, costs or expenses (including reasonable attorney fees), resulting from any third party claims or suits brought against ROBERTS which arise out of KPI's negligence or willful misconduct in its manufacture, packaging or handling of the Product or its material breach of this Agreement, except to the extent such liability, damage, loss, cost or expense (including reasonable attorneys fees) results from the manufacture or packaging of Product in accordance with the Specifications or by reason of ROBERTS' negligence or willful misconduct. Notwithstanding the foregoing, KPI shall not be liable for any lost profits to ROBERTS arising from ROBERTS' failure to make sales of the Product due to the failure of KPI to supply Product.



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
15.3 CONDITIONS IMPOSED UPON INDEMNITY. If either Party proposes to seek indemnification from the other under this subsection, it shall notify the other Party in writing within thirty (30) days of receipt of the notice of any claim or suit and shall cooperate fully with the other Party in the defense of all such claims or suits. The indemnifying Party shall have control of any suit, and no settlement or compromise shall be made or binding on the indemnifying Party without its prior written consent.

                           16.0 - ROBERTS' WARRANTIES

         ROBERTS warrants to KPI that the sales of the Products shall not infringe any patent, trade secret or other proprietary rights and that manufacture of the Product according to Specifications furnished by ROBERTS to KPI represents compliance with applicable regulatory-approved documents. ROBERTS shall indemnify, defend and hold KPI harmless from and against any and all judgments, liabilities, damages, losses, costs or other expenses (including reasonable attorney fees) arising from claims that any Product infringes patent or other proprietary rights of a third party or that any Product manufactured according to said Specifications are not in compliance with applicable regulatory-approved documents.

                                 17.0 - DEFAULT

         If either Party hereto shall fail to perform or fulfill, at the time and in the manner herein provided, any obligation or condition required to be performed or fulfilled by such Party, and (a) if such Party fails to remedy any such default (other than a default in a monetary payment) within sixty (60) days of written notice theretofore given to it by the other Party, or (b) if such failure consists of a default in a monetary payment which is not in dispute and the defaulting Party fails


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to make such payment within thirty (30) days written of notice given to it by the other Party, or (c) if either Party files a bankruptcy petition or initiates a similar proceeding under state or federal law, or is insolvent, or (d) if either Party, following the other Party's written request therefor, fails to provide adequate written assurances of its intent and ability to discharge its obligations timely and fully under this Agreement, such other Party thereafter shall have the immediate right to terminate this Agreement upon written notice of a default termination. Nothing contained in this Section 17 shall be construed to exclude any other remedy for legal or equitable relief otherwise provided, all rights and remedies being cumulative.

                 18.0 - DISPOSITION OF PROPERTY UPON TERMINATION

         Upon termination of this Agreement, KPI, at the request of ROBERTS, shall permit any Product then held by KPI to remain at KPI's facility, without cost or charge to ROBERTS, for a period not exceeding thirty (30) days after termination, in order for ROBERTS to dispose or arrange for the disposition of such property.

                          19.0 - INDEPENDENT CONTRACTOR

         ROBERTS neither assumes nor authorizes any representative or other person to assume for it any obligation or liability other than such as is expressly set forth herein. KPI shall be an independent contractor with respect to the services to be performed hereunder. Neither KPI nor its employees shall be deemed servants, joint ventures, partners, employees or agents of ROBERTS. Both KPI and ROBERTS acknowledge that this Agreement does not constitute a partnership, joint venture, cooperative effort, or any relationship between the parties other than as independent contractors.


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



                              20.0 - FORCE MAJEURE

         Delay in or failure of performance by either Party hereto shall be excused if and to the extent that such delay or failure is caused by an occurrence beyond the reasonable control of the Party affected, including, but not limited to, the availability of raw materials, acts of God, compliance with orders of any governmental authority whether valid or invalid, acts of war, rebellion, fires, floods, explosions, storms, riots, strikes or any similar cause (i.e., "Force Majeure"). Upon the happening of an event constituting Force Majeure, the Party affected thereby shall be excused from performance during its continuance. Such Party shall promptly notify the other in writing of the happening of the event and of the time during which it is anticipated such event will affect the notifying Party's ability to perform its obligations under this Agreement. The Party invoking the terms of this Section 20.0 shall use its reasonable efforts to correct or ameliorate conditions giving rise to any delay or failure of performance, but the settlement of any strike or labor dispute will be entirely within the discretion of the affected Party.

                             21.0 - CONFIDENTIALITY

         During the term of this Agreement it may be necessary for one Party to disclose to the other certain confidential information including, but not limited to, Product information, manufacturing information, testing methods, forecasts, marketing plans, proposals, improvements, quality assurance requirements, and the like (hereinafter "Confidential Information"). For a period of two (2) years after the termination or expiration of this Agreement with respect to the Products (including any extension hereof), the Party receiving any such Confidential Information from the disclosing Party hereunder shall exercise due care at all times


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                           22.0 - GENERAL PROVISIONS

22.1 NOTICES. Any notices permitted or required by this Agreement shall be sent by telex or telecopy, or by certified or registered mail return receipt requested and shall be effective when received if sent and addressed as follows, or to such other address as may be designated by a Party in writing:

         If to KPI:        Jefferson J. Gregory, Executive Vice President/General Manager
                           KPI Pharmaceuticals, Inc.
                           501 Fifth Street
                           Bristol, Tennessee 37620

         with a copy to:   John A. A. Bellamy, Corporate Counsel
                           KPI Pharmaceuticals, Inc.
                           501 Fifth Street
                           Bristol, Tennessee 37620

         If to ROBERTS     Attn: Moises Saporta
                           ROBERTS LABORATORIES INC
                           Meridian Center II, 4 Industrial Way West
                           Eatontown, New Jersey, 07724

         with copy to:     Anthony A. Rascio
                           ROBERTS LABORATORIES INC.
                           Meridian Center II, 4 Industrial Way West
                           Eatontown, New Jersey, 07724

22.2 ENTIRE AGREEMENT. The Parties hereto acknowledge that this Agreement sets forth the entire agreement and understanding of the Parties and supersedes all prior written or oral agreements or understandings with respect to the Products and the subject matter hereof, including specifically any rights or obligations of the Parties arising out of or in any way connected to or stemming from that certain manufacture and supply agreement, dated April 20, 1990, between Beecham, Inc. and RSR Laboratories, Inc. (KPI being a successor in interest to RSR Laboratories, Inc. under that agreement and Roberts being a successor in interest, in part, to to prevent the unauthorized disclosure or use of Confidential Information relating to said Product. This obligation shall not apply to:

  (a) information which is known to the receiving Party prior to disclosure, information known from or through prior agreements, or information independently developed by the receiving Party, as evidenced by such Party's written records;

  (b) information disclosed to the receiving Party hereunder in a non-confidential manner by a third party who has a right to make a disclosure and does not have an obligation of confidentiality to the disclosing Party hereunder with respect to this disclosure;

  (c) information which is or becomes (through no breach or fault of the receiving Party) patented, published or otherwise part of the public domain; and

  (d) information which is required to be disclosed under penalty of law; provided, however, that the receiving Party has taken all steps available under law (but not the institution of legal action) to protect this information and notifies the disclosing Party hereunder of its obligation to make the disclosure sufficiently prior to the time such disclosure is made to allow the disclosing Party to seek a protective order.

  All copies of Confidential Information disclosed in writing by one Party to the other shall be returned to the disclosing Party within thirty (30) days of the termination of this Agreement; however, the return of said copies does not relieve the parties of their continuing obligation under this Agreement to maintain the confidentiality of this information.

the rights and obligations of Beecham, Inc. in the same agreement). No modification of any of the terms of this Agreement, or any amendments thereto, shall be deemed to be valid unless in writing and signed by the Party against whom enforcement is sought. No course of dealing or usage of trade shall be used to modify the terms and conditions herein.

22.3 WAIVER. No waiver by either Party of any default shall be effective unless in writing, nor shall any such waiver operate as a waiver of any other default or of the same default on a future occasion.

22.4 OBLIGATIONS TO THIRD PARTIES. Each Party warrants and represents that the proceeding herein is not inconsistent with any contractual obligations, expressed or implied, undertaken with any third party.

22.5 ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the successors or permitted assigns of each of the Parties and may not be assigned by either Party without the prior written consent of the other, which consent shall not be unreasonably withheld. An attempted assignment, without such consent, shall be void.

22.6 GOVERNING LAW. The validity, interpretation and effect of this Agreement shall be governed by and construed under the laws of the State of Tennessee and any action brought by either Party shall be maintained exclusively in courts sitting within the State of Tennessee.

22.7 SEVERABILITY. In the event that any provision of this Agreement shall violate any applicable statute, regulation, ordinance or rule of law in any jurisdiction in which it is used, or is otherwise unenforceable, that provision shall be ineffective to the extent of the violation without invalidating any other provision hereof.

22.8 HEADINGS. The headings used in this Agreement are for convenience only and are not a part of this Agreement.

22.9 COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same original.

22.10 SCHEDULES. The Exhibits attached hereto are made a part of this Agreement as if fully set forth herein.

22.11 CONSTRUCTION OF VARIOUS WORDS AND PHRASES. The word "hereby", "hereunder", and similar words refer to this entire Agreement and not merely to the sections, subsections, or paragraphs wherein such words may appear. "Including," "includes," and "include" and similar terms shall mean "including without limitation," "includes without limitation," and "include without limitation."

22.12 PLURALS, GENDERS, AND PERSONS. In this Agreement, words importing the singular number only shall include the plural and vice versa; words importing a specification of gender shall include the other gender; and, references to persons shall include corporations, other business entities, and one or more persons, their heirs, executors, administrators or assigns, as the case may be.

        IN WITNESS WHEREOF, the Parties hereto have each caused this Agreement to be executed by their duly authorized representatives to be effective on the Effective Date.


ROBERTS LABORATORIES INC.                           KING PHARMACEUTICALS, INC.


By:/s/ Anthony A. Rascio                            By:/s/ John M. Gregory
   ---------------------                               -------------------------


Name: Anthony A. Rascio                             Name:   John M. Gregory
     -------------------                                 -----------------------

Title:  Vice President                              Title:     President
      ------------------                                  ----------------------

Date:  Nov. 30, 1995                                 Date:    Nov. 27, 1995
     -------------------                                 -----------------------

                                    ADDENDUM
                                       TO
                        MANUFACTURE AND SUPPLY AGREEMENT
                                     BETWEEN
                           ROBERTS LABORATORIES, INC.
                                       AND
                           KING PHARMACEUTICALS, INC.

        WHEREAS, ROBERTS LABORATORIES, INC. ("ROBERTS") and KING
PHARMACEUTICALS, INC. ("KPI") entered into and executed a Manufacture and Supply Agreement (the "Agreement") with an effective Date of (as the term "Effective Date" is defined in the Agreement) of October 5, 1995, and

         WHEREAS, the Agreement between ROBERTS and KPI provides for the manufacture of certain Products (as the term "Products" is defined in the Agreement) by KPI for ROBERTS at agreed upon Transfer Prices (as the term "Transfer Price" is defined in the Agreement); and

         WHEREAS, ROBERTS and KPI now desire to add Tigan Suppositories 200 mg in a sample presentation package of two and Tigan Pediatric Suppositories in a sample presentation package of two to the definition of Products (as shown in Exhibit A to the Agreement) with Transfer Prices of $0.85 for the Tigan 200 mg. Suppository in a package of two (2) and $0.76 for the Tigan Pediatric Suppository in a package of two (2);

         NOW, THEREFORE, the Parties mutually agree:

1. The definition of Products in the Agreement and Exhibit A ("Products") to the Agreement are amended to include the following:

         PRODUCT NAME                                   UNIT SIZE
         ------------                                   ---------
         TIGAN Suppositories 200 mg                     2 Suppositories/pkg.
         TIGAN Pediatric Suppositories                  2 Suppositories/pkg.

2.       The definition of Transfer Prices in the Agreement and Exhibit C
         ("Transfer Prices") to the Agreement are amended to include the following:
         PRODUCT & UNIT SIZE                            PRICE\UNIT
         -------------------                            ----------
         TIGAN Suppositories 200 mg PKG of 2's             $0.85
         TIGAN Pediatric Suppositories PKG of 2's          $0.76

3. The Transfer Prices for the Tigan Suppositories 200 mg PKG of 2's and the Tigan Pediatric Suppositories PKG of 2's are subject to price revision of Section 4.3 of the Agreement as are all base Transfer Prices.

4. All other terms, provisions, requirements, and conditions of the Agreement not otherwise amended hereby remain in full force and effect.

         IN WITNESS WHEREOF, the Parties hereto have each caused this Addendum to be executed by their duly authorized representatives to be effective on the date of signature by the last to sign of either ROBERTS or KPI.


ROBERTS LABORATORIES, INC.                          KING PHARMACEUTICALS, INC.


By:/s/ Anthony A. Rascio                            By:/s/ John M. Gregory
   ---------------------                               -------------------------

Name: Anthony A. Rascio                             Name:   John M. Gregory
     -------------------                                 -----------------------

Title:  Vice President                              Title:     President
      ------------------                                  ----------------------

Date:  April 4, 1996                                 Date:  March 29, 1996
     -------------------                                 -----------------------

                ASSIGNMENT AND ASSUMPTION OF CONTRACT AGREEMENT

         This Assignment of Contract is made and entered into this 3rd day of October, 1996, by and between Monarch Pharmaceuticals, Inc. ("Monarch"), a Tennessee corporation, and King Pharmaceuticals, Inc. ("King"), a Tennessee corporation, collectively Monarch and King are from time to time referred to as "the Parties."

         WHEREAS, Monarch has entered into a certain Asset Purchase Agreement dated October 2, 1996 ("Asset Purchase Agreement") with Roberts Laboratories, Inc. ("Roberts"), a New Jersey corporation, for the purchase of, among other things, the Nucofed(R) product line, as the phrase "Nucofed(R) product line" is defined in said Asset Purchase Agreement;

         WHEREAS, pursuant to the Asset Purchase Agreement Roberts has assigned and transferred to Monarch its rights and obligations with respect to the manufacture of the Nucofed(R) products under a certain Manufacture and Supply Agreement dated October 5, 1995 and as effectively amended on April 4, 1996 (the "Manufacturing Agreement") entered into by Roberts and King;

         WHEREAS, pursuant to the Asset Purchase Agreement Monarch has agreed to assume all of the rights, interests and (except as set forth in the Asset Purchase Agreement) obligations of Roberts related to the Nucofed(R) products under the Manufacture and Supply Agreement; and


                                 EXECUTION COPY
                                       1

         WHEREAS, King desires to consent to the assignment to Monarch of the rights, interests, and obligations of Roberts under the Manufacture and Supply Agreement as regards the Nucofed(R) products under the Manufacture and Supply
Agreement:

         NOW THEREFORE, for valuable and good consideration, the receipt of which is hereby acknowledged, Monarch, effective October 2, 1996, enters into this Assignment and Assumption of Contract Agreement (the "Agreement") and hereby assumes and agrees to pay, perform and discharge effective October 2, 1996 all of the obligations and liabilities of Roberts with respect to the Nucofed(R) products under the Manufacture and Supply Agreement, to the extent that they remain unperformed or unfulfilled on, or by their terms continue in effect after, October 2, 1996.

         By its execution of this Agreement, King hereby accepts: (i) Roberts' assignment to Monarch of all of Roberts' rights with respect to the Nucofed(R) products under the Manufacture and Supply Agreement and (ii) Monarch's assumption of all of Roberts' obligations and liabilities with respect to the Nucofed(R) products under the Manufacture and Supply Agreement a copy of which is attached hereto and incorporated herein by reference as if fully set forth verbatim herein.

         Each of Monarch and King for itself, its successors and assigns, hereby covenants and agrees that, at any time and from time to time upon the request of the other, it will, at


                                 EXECUTION COPY
                                       2
its expense, do, execute, acknowledge and deliver or cause to be done, executed, acknowledged and delivered, all such further acts, deeds or instruments, as may be reasonably requested by the other, in order to effect the assignment of rights and the assumption of obligations and liabilities pursuant hereto.

         King hereby represents and warrants that Roberts is not in default of any of its obligations under the Manufacture and Supply Agreement with respect to the Nucofed(R) products under said Manufacture and Supply Agreement nor has it waived by any action or inaction any of its rights under the Manufacture and Supply Agreement. King further represents and warrants that King itself is not in default of any of its obligations under the Manufacture and Supply Agreement and that it will continue to honor its obligations thereunder with respect to the Nucofed(R) products for the balance of the term of the Manufacture and Supply Agreement or any sooner termination thereof.

         It is specifically understood that Monarch is not hereby, and shall not in any event be deemed to have assumed, undertaken or incurred any liability or responsibility whatsoever for any obligation, liability or duty pursuant to the Manufacture and Supply Agreement to the extent any such obligation, liability or duty arises out of or relates to any performance (or failure to perform) required or undertaken pursuant to the terms of the Manufacture and Supply Agreement prior to October 2, 1996, or which otherwise relate to actions or omissions of Roberts prior to October 2, 1996.


                                 EXECUTION COPY
                                       3

         Anything herein or in the Asset Purchase Agreement to the contrary notwithstanding, this Agreement and the Asset Purchase Agreement shall not constitute an agreement to assign, transfer, or novate any contract, order, commitment, license, or right if any such attempted assignment, transfer or novation without the consent of the other party would constitute a breach thereof or in any material way impair the rights of Roberts or Monarch (as assignee) thereunder, unless and until such consent is obtained.

         IN WITNESS WHEREOF, the parties have executed this Agreement this 3rd day of October, 1996.


                                    MONARCH PHARMACEUTICALS, INC.


                                    By:/s/ Joseph R. Gregory
                                       -----------------------------------------

                                    Its: President
                                        ----------------------------------------



                                    KING PHARMACEUTICALS, INC.


                                    By:/s/ Jefferson J. Gregory
                                       -----------------------------------------

                                    Its: President
                                        ----------------------------------------


                                 EXECUTION COPY
                                       4

STATE OF TENNESSEE

COUNTY OF SULLIVAN

         The foregoing Assignment and Assumption of Contracts Agreement was executed and acknowledged before me this 3rd day of October, 1996 by Joseph R. Gregory, personally known to me to be the President of Monarch Pharmaceuticals, Inc., a Tennessee corporation, on behalf of said corporation.


                                        ----------------------------------------
                                        Notary Public

                                        My commission expires:  January 24, 1999


                                 EXECUTION COPY
                                       5

STATE OF TENNESSEE

COUNTY OF SULLIVAN

   The foregoing Assignment and Assumption of Contracts Agreement was executed and acknowledged before me this 3rd day of October, 1996 by Jefferson J. Gregory, personally known to me to be the President of King Pharmaceuticals, Inc., a Tennessee corporation, on behalf of said corporation.


                                        ----------------------------------------
                                        Notary Public

                                        My commission expires:  January 24, 1999


                                 EXECUTION COPY
                                        6

                               SECOND ADDENDUM TO
                        MANUFACTURE AND SUPPLY AGREEMENT
                                     BETWEEN
                           ROBERTS LABORATORIES, INC.
                                       AND
                           KING PHARMACEUTICALS, INC.

         WHEREAS, ROBERTS LABORATORIES, INC. ("ROBERTS") and KING
PHARMACEUTICALS, INC. ("KPI") entered into and executed a Manufacture and Supply Agreement (the "Agreement") with an effective Date of (as the term "Effective Date" is defined in the Agreement) of October 5, 1995, and

         WHEREAS, the Agreement between ROBERTS and KPI provides for the manufacture of certain Products (as the term "Products" is defined in the Agreement) by KPI for ROBERTS, and

         WHEREAS, the definition of Products in the Agreement included, among other things, the Nucofed(R) products, and

         WHEREAS, ROBERTS and KPI subsequently amended the Agreement by executing an Addendum effective August 4, 1996 (the "Addendum") to the Agreement, and

         WHEREAS, effective October 2, 1996, ROBERTS sold to MONARCH PHARMACEUTICALS, INC. ("MPI") the Nucofed(R) product line, as the term "Nucofed(R) product line" is defined in the Asset Purchase agreement dated October 2, 1996 entered into and executed by ROBERTS and MPI, and

         WHEREAS, KPI has consented to the assignment and assumption to and by MPI of ROBERTS' rights, obligations, and interests under the Agreement relative to the Nucofed(R) product line and MPI has assumed such rights, obligations, and interests, and

         WHEREAS, ROBERTS and KPI now desire to remove from the Agreement and the Addendum, effective October 2, 1996, any obligation of ROBERTS to purchase from KPI any Nucofed(R) product under the Agreement or the Addendum;

         NOW, THEREFORE, ROBERTS and KPI (collectively, the "Parties") mutually agree:

         1. Effective October 2, 1996, the definition of "Products" under the Agreement is amended to exclude all of the Nucofed(R) products.

         2. Any obligation, responsibility, liability, or charge of ROBERTS arising on or before October 2, 1996 with respect to the Products, including the Nucofed(R) product line, shall remain the obligation, responsibility, liability of charge of ROBERTS under the terms and provisions of the Agreement or the Addendum.

         3. All other terms, provisions, requirements and conditions of the Agreement an Addendum not otherwise amended hereby, including obligations of Roberts, arising on or before October 2, 1996, remain in full force and effect.

         IN WITNESS WHEREOF, the Parties hereto have each caused this Addendum to be executed by their duly authorized representatives to be effective on the date set forth above.


ROBERTS LABORATORIES INC.                           KING PHARMACEUTICALS, INC.


By:/s/ Anthony A. Rascio                            By:/s/ John Bellamy
   ------------------------                            -------------------------

Name: Anthony A. Rascio                             Name:   John Bellamy
     ----------------------                              -----------------------

Title: VP & General Counsel                         Title: VP & General Counsel
      ---------------------                               ----------------------

Date:     1/16/97                                   Date:       01/07/97
     ----------------------                              -----------------------